Electronic Articles of Incorporation
For

P12000008225
FILED
January 20, 2012
Sec. Of State
rdunlap

LATITUDE ENERGY SERVICES, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

LATITUDE ENERGY SERVICES, INC.

Article II

The principal place of business address:

2595 NW BOCA RATON BLVD.
SUITE 100
BOCA RATON, FL. US 33431

The mailing address of the corporation is:

2595 NW BOCA RATON BLVD.
SUITE 100
BOCA RATON, FL. US 33431

Article III

The purpose for which this corporation is organized is:

WATER REMEDIATION

Article IV

The number of shares the corporation is authorized to issue is:

100

Article V

The name and Florida street address of the registered agent is:

MATTHEW J COHEN
2595 NW BOCA RATON BLVD.
SUITE 100
BOCA RATON, FL. 33431

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MATTHEW J. COHEN

P12000008225
FILED
January 20, 2012
Sec. Of State
rdunlap

Article VI

The name and address of the incorporator is:

MATTHEW J. COHEN
2595 NW BOCA RATON BLVD.
SUITE 100
BOCA RATON, FL 33431

Electronic Signature of Incorporator: MATTHEW J. COHEN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CFO
MATTHEW J COHEN
2595 NW BOCA RATON BLVD., SUITE 100
BOCA RATON, FL. 33431 US

Title: CEO
JEFFREY A WOHLER
2595 NW BOCA RATON BLVD., SUITE 100
BOCA RATON, FL. 33431 US

Title: COO
KEN M LINK
2595 NW BOCA RATON BLVD., SUITE 100
BOCA RATON, FL. 33431

Article VIII

The effective date for this corporation shall be:

01/19/2012

Certificate of Status

I certify from the records of this office that LATITUDE ENERGY SERVICES, INC. is a corporation organized under the laws of the State of Florida, filed electronically on January 20, 2012, effective January 19, 2012.

The document number of this corporation is P12000008225.

I further certify that said corporation has paid all fees due this office through December 31, 2012, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code noted below.

Authentication Code: 120125082459-700219032847#1

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty Fifth day of January, 2012

Kurt S. Browning
Secretary of State

Certified Copy

I certify the attached is a true and correct copy of the Articles of Incorporation of LATITUDE ENERGY SERVICES, INC., a Florida corporation, filed electronically on January 20, 2012 effective January 19, 2012, as shown by the records of this office.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P12000008225.

Authentication Code: 120125082459-700219032847#1

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty Fifth day of January, 2012

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State